Luxfer Holdings PLC Announces Third Quarter 2021 Financial Results

Third Quarter 2021 Summary (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
•Net sales of $91.2 million increased 17.4%, including a 10.2% benefit from the SCI acquisition
•GAAP net income of $6.0 million increased from $2.4 million; adjusted net income of $7.2 million increased 9.1%
•GAAP EPS of $0.21 increased from $0.09; adjusted EPS of $0.26 increased 8.3%
•Adjusted EBITDA of $13.8 million increased 0.7%; adjusted EBITDA margin of 15.1% decreased 250 basis points primarily due to SCI performance
•Narrowing 2021 adjusted EPS guidance range to $1.20 to $1.25 from the prior range of $1.15 to $1.30.

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), (“Luxfer” or the “Company”), a global manufacturer of highly-engineered industrial materials, today announced financial results for the third quarter, ending September 26, 2021.
Consolidated net sales increased 17.4% to $91.2 million from $77.7 million, including a favorable foreign currency benefit of $2.1 million, or 2.7%. The sales volume increase was most pronounced in industrial and transportation end markets. The sales growth also included $7.9 million from the SCI acquisition.
GAAP net income increased to $6.0 million, or $0.21 per diluted share, compared to $2.4 million, or $0.09 per diluted share one year ago. Results include $1.1 million in restructuring and other acquisition & divestiture charges compared to restructuring and other charges of $4.2 million in the prior year.
Adjusted net income increased 9.1% to $7.2 million from $6.6 million. Adjusted diluted earnings per share increased 8.3% to $0.26 from $0.24. Adjusted EBITDA increased 0.7% to $13.8 million. Adjusted EBITDA margin of 15.1% decreased 250 basis points, with base business margins flat to prior year.
“We saw strong demand for most of our product lines across our diverse end markets and executed well in an increasingly challenging environment, delivering year-over-year revenue growth”, said Alok Maskara, Luxfer’s Chief Executive Officer. “Ongoing supply chain disruptions constrained our ability to fully satisfy all customer demand during the quarter, but the localized nature of our supply chain gives us a competitive advantage in serving our customers. We are adjusting our inventory position to maintain customer service levels as global supply chain disruptions are expected to continue. While cost pressures impacted margins this quarter, we are confident in our ability to offset inflation with pricing in the medium- to long-term. We have accelerated investments in automation and digitization, using free cash flow to invest in manufacturing and innovation to facilitate future growth opportunities,” added Mr. Maskara.

Segment Results (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
Elektron Segment
•Net sales of $45.6 million increased 0.4% including a $0.9 million, or 2.0%, benefit from foreign currency. Strong industrial growth was partially offset by lower defense sales.
•Adjusted EBITDA of $8.4 million increased 27.3% and margin expanded 390 basis points to 18.4% from 14.5%.
Gas Cylinders Segment
•Net sales of $45.6 million increased 41.2% including a $1.2 million, or 3.7%, benefit from foreign currency, and an $7.9 million, or 24.5%, contribution from the acquisition of SCI.
•Adjusted EBITDA of $5.4 million decreased 23.9% and EBITDA margin decreased compared to the third quarter of 2020, primarily due to SCI performing as expected.

Capital Resources and Liquidity
Free cash flow was $7.7 million for the quarter, compared to an inflow of $25.6 million in the prior year. Resulting year to date free cash flow is $28.5 million. During the quarter, the Company paid $3.4 million in ordinary dividends, or $0.125 per share, and repurchased shares totaling $1.9 million related to the Company’s previously announced share buyback program. Given the strong cash flow, the Company maintains normal levels of funding for growth and productivity initiatives. At quarter end, net debt totaled $34.5 million, resulting in a net debt to EBITDA ratio of 0.6x.
2021 Guidance
“We are narrowing our previously announced guidance of Adjusted EPS to the range of $1.20 to $1.25, including an estimated $0.10 dilutive impact of the SCI acquisition. We remain focused on retaining a strong balance sheet, providing us the financial flexibility to continue investing in growth, returning cash to shareholders, and exploring acquisition opportunities to deliver long-term profitable growth and value creation,” Mr. Maskara concluded.
Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Daylight Time on Tuesday, October 26, 2021, during which management will provide a review of the Company’s financial results for the third quarter of 2021. U.S. participants may access the conference call by telephoning +1-877-876-9173. Participants from other countries may access the conference call by telephoning +1-785-424-1667. The participant conference ID code is LXFRQ321. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/3460600/3C07357FFC966E311A83587D09510CFC
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, please call +1-800-934-2730 in the U.S. and +1 402-220-1141 in other countries. Enter conference ID code LXFRQ321 when prompted. Slides used in the presentation and a recording of the call will also be available in the Investor Relations section of the Luxfer website at www.luxfer.com.
Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which it operates; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) its ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the U.S. Securities and Exchange Commission on March 2, 2021. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.
About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials focused on value creation by using its broad array of technical know-how and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Third Quarter		Year-to-date
In millions, except share and per-share data	2021	2020	2021	2020
Net sales	$91.2	$77.7	$275.4	$242.7
Cost of goods sold	(70.1)	(58.8)	(203.2)	(181.7)
Gross profit	21.1	18.9	72.2	61.0
Selling, general and administrative expenses	(10.6)	(8.4)	(33.9)	(30.3)
Research and development	(1.3)	(1.0)	(2.9)	(2.6)
Restructuring charges	(0.5)	(4.2)	(2.1)	(7.8)
Acquisition and disposal related costs	(0.6)	—	(1.5)	(0.2)
Other charges	—	—	(1.1)	—
Operating income	8.1	5.3	30.7	20.1
Interest expense	(0.8)	(1.2)	(2.4)	(3.5)
Defined benefit pension credit	0.6	1.1	1.8	3.3
Income before income taxes and equity in net loss from affiliates	7.9	5.2	30.1	19.9
Provision for income taxes	(1.9)	(2.8)	(3.6)	(5.6)
Income before equity in net loss from affiliates	6.0	2.4	26.5	14.3
Equity in net loss from affiliates (net of tax)	—	—	—	(0.1)
Net income from continuing operations	6.0	2.4	26.5	14.2

(Loss) / income from discontinued operations, net of tax	(0.7)	0.2	(2.8)	(1.3)
(Loss) / gain on disposition of discontinued operations, net of tax	(0.5)	—	6.6	—
Net (loss) / income from discontinued operations	$(1.2)	$0.2	$3.8	$(1.3)

Net income	$4.8	$2.6	$30.3	$12.9

Earnings / (loss) per share[1]
Basic from continuing operations	$0.22	$0.09	$0.96	$0.52
Basic from discontinued operations[2]	$(0.04)	$0.01	$0.14	$(0.05)
Basic	$0.17	$0.09	$1.09	$0.47

Diluted from continuing operations	$0.21	$0.09	$0.94	$0.51
Diluted from discontinued operations[2]	$(0.04)	$0.01	$0.14	$(0.05)
Diluted	$0.17	$0.09	$1.08	$0.46

Weighted average ordinary shares outstanding
Basic	27,722,472	27,619,298	27,718,874	27,532,823
Diluted	28,033,732	28,013,706	28,072,155	27,958,942

1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.
2 The loss per share for discontinued operations in the Third Quarter of 2021 and the year-to-date of 2020 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 26,	December 31,
In millions, except share and per-share data	2021	2020
Current assets
Cash and cash equivalents	$15.1	$1.5
Restricted cash	0.1	—
Accounts and other receivables, net of allowances of $0.6 and $0.5, respectively	59.0	43.1
Inventories	80.6	68.8
Current assets held-for-sale	10.5	36.0
Other current assets	1.3	1.5
Total current assets	$166.6	$150.9
Non-current assets
Property, plant and equipment, net	$88.5	$86.0
Right-of-use assets from operating leases	11.7	9.5
Goodwill	72.9	70.2
Intangibles, net	12.2	12.8
Deferred tax assets	18.0	16.5
Investments in joint ventures and other affiliates	0.4	0.5
Total assets	$370.3	$346.4
Current liabilities
Accounts payable	$30.7	$18.6
Accrued liabilities	30.1	21.5
Taxes on income	3.6	0.4
Current liabilities held-for-sale	1.7	11.4
Other current liabilities	12.9	13.5
Total current liabilities	$79.0	$65.4
Non-current liabilities
Long-term debt	$49.6	$53.4
Pensions and other retirement benefits	42.4	50.8
Deferred tax liabilities	1.3	2.0
Other non-current liabilities	11.3	7.7
Total liabilities	$183.6	$179.3
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2021 and 2020; issued and outstanding 28,944,000 shares for 2021 and 29,000,000 2020.	$26.5	$26.6
Deferred shares of £0.0001 par value; authorized issued and outstanding 761,835,338,444 shares for 2021 and 2020	149.9	149.9
Additional paid-in capital	69.5	70.6
Treasury shares	(5.5)	(4.0)
Own shares held by ESOP	(1.2)	(1.4)
Retained earnings	111.3	91.2
Accumulated other comprehensive loss	(163.8)	(165.8)
Total shareholders' equity	$186.7	$167.1
Total liabilities and shareholders' equity	$370.3	$346.4

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2021	2020
Operating activities
Net income	$30.3	$12.9
Net (income) / loss from discontinued operations	(3.8)	1.3
Net income from continuing operations	$26.5	$14.2
Adjustments to reconcile net income to net cash provided by operating activities
Equity in net loss from affiliates	—	0.1
Depreciation	10.5	9.4
Amortization of purchased intangible assets	0.7	0.6
Amortization of debt issuance costs	0.3	0.4
Share-based compensation charges	2.2	2.1
Deferred income taxes	(2.2)	0.4
Defined benefit pension credit	(1.8)	(3.3)
Defined benefit pension contributions	(4.6)	(2.7)
Changes in assets and liabilities
Accounts and other receivables	(10.2)	4.8
Inventories	(5.4)	3.7
Other current assets	(1.2)	10.7
Accounts payable	9.6	(9.5)
Accrued liabilities	8.6	2.7
Other current liabilities	(0.3)	2.6
Other non-current assets and liabilities	1.4	0.3
Net cash provided by operating activities - continuing	34.1	36.5
Net cash provided by operating activities - discontinued	—	0.2
Net cash provided by operating activities	$34.1	$36.7
Investing activities
Capital expenditures	$(5.6)	$(5.8)
Proceeds from sale of businesses and other	23.7	1.3
Acquisitions	(19.3)	—
Net cash used for investing activities - continuing	(1.2)	(4.5)
Net cash used for investing activities - discontinued	—	(0.2)
Net cash used for investing activities	$(1.2)	$(4.7)
Financing activities
Net repayment of long-term borrowings	$(4.4)	$(16.5)
Deferred consideration paid	—	(0.4)
Proceeds from sale of shares	—	1.1
Repurchase of own shares	(2.8)	—
Share-based compensation cash paid	(1.9)	(1.3)
Dividends paid	(10.2)	(10.2)
Net cash used for financing activities	$(19.3)	$(27.3)
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.1)
Net increase	$13.7	$4.6
Cash, cash equivalents and restricted cash; beginning of year	1.5	10.3
Cash, cash equivalents and restricted cash; end of the Third Quarter	15.2	14.9

Supplemental cash flow information:
Interest payments	$2.5	$3.5
Income tax payments	5.2	1.6

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2021	2020	2021	2020	2021	2020	2021	2020
Gas Cylinders segment	$45.6	$32.3	$128.3	$107.0	$5.4	$7.1	$16.7	$16.6
Elektron segment	45.6	45.4	147.1	135.7	8.4	6.6	32.1	23.5
Consolidated	$91.2	$77.7	$275.4	$242.7	$13.8	$13.7	$48.8	$40.1

	Depreciation and amortization				Restructuring charges
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2021	2020	2021	2020	2021	2020	2021	2020
Gas Cylinders segment	$1.4	$1.0	$3.9	$2.8	$0.5	$3.3	$1.1	$6.7
Elektron segment	2.4	2.4	7.3	7.2	—	0.9	1.0	1.0
Other	—	—	—	—	—	—	—	0.1
Consolidated	$3.8	$3.4	$11.2	$10.0	$0.5	$4.2	$2.1	$7.8

	Third Quarter		Year-to-date
In millions	2021	2020	2021	2020
Adjusted EBITDA	$13.8	$13.7	$48.8	$40.1
Other share-based compensation charges	(0.8)	(0.8)	(2.2)	(2.1)
Depreciation and amortization	(3.8)	(3.4)	(11.2)	(10.0)
Restructuring charges	(0.5)	(4.2)	(2.1)	(7.8)
Acquisition and disposal related costs	(0.6)	—	(1.5)	(0.2)
Other charges	—	—	(1.1)	—
Defined benefits pension credit	0.6	1.1	1.8	3.3
Interest expense, net	(0.8)	(1.2)	(2.4)	(3.5)
Provision for income taxes	(1.9)	(2.8)	(3.6)	(5.6)
Net income from continuing operations	$6.0	$2.4	$26.5	$14.2

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Third Quarter		Year-to-date
In millions except per share data	2021	2020	2021	2020
Net income from continuing operations	$6.0	$2.4	$26.5	$14.2
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.3	0.2	0.7	0.6
Acquisition and disposal related costs	0.6	—	1.5	0.2
Defined benefit pension credit	(0.6)	(1.1)	(1.8)	(3.3)
Restructuring charges	0.5	4.2	2.1	7.8
Other charges	—	—	1.1	—
Share-based compensation charges	0.8	0.8	2.2	2.1
Other non-recurring tax items(1)	—	—	(2.2)	—
Income tax on adjusted items	(0.4)	0.1	(1.8)	(0.4)
Adjusted net income	$7.2	$6.6	$28.3	$21.2
Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.21	$0.09	$0.94	$0.51
Impact of adjusted items	0.04	0.15	0.06	0.25
Adjusted diluted earnings per ordinary share	$0.26	$0.24	$1.01	$0.76
(1) Other non-recurring tax items represents the impact of the recently enacted U.K. tax rate change (from 19% to 25% with effect from April 2023) on deferred tax assets related to our U.K. defined benefit pension plan.
ADJUSTED EBITDA (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2021	2020	2021	2020
Adjusted net income	$7.2	$6.6	$28.3	$21.2
Add back:
Other non-recurring tax items	—	—	2.2	—
Income tax on adjusted items	0.4	(0.1)	1.8	0.4
Provision for income taxes	1.9	2.8	3.6	5.6
Net finance costs	0.8	1.2	2.4	3.5
Adjusted EBITA	$10.3	$10.5	$38.3	$30.7
Depreciation	3.5	3.2	10.5	9.4
Adjusted EBITDA	$13.8	$13.7	$48.8	$40.1
ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2021	2020	2021	2020
Adjusted net income	$7.2	$6.6	$28.3	$21.2
Add back:
Other non-recurring tax items	—	—	2.2	—
Income tax on adjusted items	0.4	(0.1)	1.8	0.4
Provision for income taxes	1.9	2.8	3.6	5.6
Adjusted income before income taxes	$9.5	$9.3	$35.9	$27.2
Adjusted provision for income taxes	2.3	2.7	7.6	6.0
Adjusted effective tax rate	24.2%	29.0%	21.2%	22.1%